Exhibit 16.1

February 11, 2008

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re:          Tapestry Pharmaceutical, Inc.

                File No. 0-24320

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Tapestry Pharmaceuticals, Inc. dated February 11, 2008, and agree with the statements concerning our Firm contained therein.

Very truly yours,

GRANT THORNTON LLP

/s/ Grant Thornton LLP